Exhibit 10.14
ADDENDUM
TO
AIRCRAFT LEASE AGREEMENT

THIS ADDENDUM is being made and entered into by and between BANDYCO, LLC (“Bandyco”), a Kentucky Limited Liability company, whose members are Cumberland Lake Shell, Inc. (“CLS”) and Hatteras Properties, Inc. (“Hatteras”) having its business address as P.O. Box 328, Stanford, Kentucky 40484 and FIRST SOUTHERN NATINAL BANK (“FSNB”), a national banking association having its address as 102 West Main Street, Stanford, Kentucky 40484, and UTG, Inc., formerly United Trust Group, Inc. (“UTG”), a Delaware corporation with its corporate office located at 5250 South Sixth Street, Springfield, Illinois 62703.

RECITALS

1.	Effective as of June 18, 2003, a certain Aircraft Lease Agreement (hereinafter referred to as the “Lease”) was executed by Bandyco, FSNB and UTG.

2.	The Lease was for a term of five (5) years, commencing on the 18th day of June 2003 and ending on the 17th day of June, 2008.

WITNESSETH

Now therefore, for and in consideration of the foregoing premises, and in consideration of the terms and provisions of said original Lease, and the promises and agreements hereinafter set forth, the parties agree as follows:

1.
BANDYCO, FSNB and UTG mutually agree that the duration of the Lease shall be extended for an additional five (5) year period.  Said term shall commence effective as of June 18, 2008 and shall remain in force until June 17, 2013.

2.
The parties further acknowledge and agree that said Lease shall remain in full force and effect for the extended term and that the “buy-out provisions” may be exercised at the conclusion of the additional term created hereby in the same manner as set forth in the Lease.

3.	This Agreement shall be binding on the heirs, successors and assigns of the parties hereto.

4.	This document may be signed in counterparts, each of which shall be considered an original signature and all of which when taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have set their hands hereto the day and date corresponding to their respective authorized signatures, but have executed this document to be effective as of June 17, 2008.

BANDYCO, LLC

By:__/s/ Stephen Acton____________

Printed Name & Title: _Stephen Acton, Vice President of Cumberland Lake Shell, Inc., member_
Date: ____5/7/10_________________

FIRST SOUTHERN NATIONAL BANK

By: ___/s/ Tommy Roberts__________

Printed Name & Title: ____Tommy Roberts, CEO______________

Date: ___4/20/2010_______________

UTG, Inc.

By: _____/s/ Theodore C. Miller______

Printed Name & Title: ____Theodore C. Miller, Sr. Vice President____

Date: ___4/14/2010_______________

AIRCRAFT LEASE AGREEMENT

THIS AGREEEMENT made by and between BANDYCO, LLC, a Kentucky Limited Liability Company, whose members are Cumberland Lake Shell, Inc. (CLS) and Hatteras Properties, Inc., (Hatteras) having as it business address P.O. Box 328, Stanford, Kentucky 40484, hereinafter referred to as the “Lessor”, and FIRST SOUTHERN NATIONAL BANK (hereinafter referred to as “FSNB”), a national banking association, having as its business address, 102 West Main Street, Stanford, Kentucky 40484, and UNITED TRUST GROUP, INC. (hereinafter referred to as (“UTG”), a Illinois corporation with its corporate office located at 5450 South Sixth Street Road, Springfield, Illinois 62703, hereinafter collectively referred to as Lessees.

WITNESSETH:  Whereas, the Lessor has purchased a certain 1997 Cessna Citation 550 Bravo (hereinafter referred to as the “aircraft”), and

Whereas, the Lessees desire to share the use and operate the aircraft with the members of Bandyco, LLC, by leasing same, and

Whereas, the parties desire to reduce to writing their respective understanding and agreements.

NOW, THEREFORE, for and in consideration of the respective promises, covenants, understandings, and agreements of the parties thereto the parties agree as follows:

SECTION I:  LEASE TERMS

The parties mutually agree that the effective date of this agreement shall be June 18, 2003, for tax purposes, pro-ration of expenses, etc. . . .

The Lessor, in consideration of the rents and covenants hereinafter stipulated to be paid and performed by the Lessees, does hereby demise and sublet unto the Lessees the aircraft with its engines, propellers, appliances, instruments, accessories, machinery, equipment and/or other property (hereinafter referred to as the “aircraft”), for a term of Five (5) years, commencing on the 18th day of June 2003, and ending on the 17th day of June 2008.

The Lessor hereby covenants and agrees with the Lessees that, conditioned upon the Lessees faithful observance and performance of the obligations incumbent upon the  Lessees under this agreement, the Lesssees shall have the peaceable possession of said aircraft without the let, hindrance or molestation by the Lessor or any person or persons lawfully claiming under the Lessor on a first-come-first-serve basis provided that the Lessees do not default in the performance of the duties and obligations herein set forth.

The Lessees, jointly and severally, hereby assume and agree to perform, and indemnify and save harmless the Lessor against the obligations, claims, demands, debts, losses, and damages originating during their shared use of the airplane/aircraft in question.

This Lease is granted on the following conditions, to wit:

(a).  That FSNB pay the initial sum of $1,047,661.79 (transferring cash in the amount of $941,517.65 and transference of FSNB’s equity of $106,144.14 in an existing aircraft that was traded in on the aircraft that is the subject of this lease), the receipt of which is hereby acknowledged by the Lessor;

(b).  That UTG pays the initial sum of $523,830.90 in cash, the receipt of which is hereby acknowledged by the Lessor;

(c).  That FSNB pay 33.33% of the annual “Non-operational costs” when billed by the Lessor;

(d).  That UTG pay 16.67% of the annual “Non-operational costs” when billed by the Lessor;

(e).  That FSNB and UTG pay the “Operational Costs” as are billable for the times that the aircraft is “in operation” at their request.

For purposes of this agreement the term “non-operational cost”, shall pertain to such costs as the lease payments for the home base (hanger located at the Danville-Boyle County Airport, Junction City, Boyle County, Kentucky), security, routine maintenance, repairs, insurance, property taxes and other governmental assessments, and the Lessor may designate any other expenses as from time to time.

Also, for purposes of the agreement, the term “operational costs”, shall pertain to such costs as are incurred as a result of the operation of said aircraft including but not limited to fuel, pilot fees, off home base site fees for storage of the aircraft while in use,….etc.

The parties agree that the said costs, both non-operational and operational shall be billed at least quarterly, and shall be paid within thirty days of receipt of same.

It is the intent of the parties hereto that the Lessees are hereby conveyed, assigned and granted the rights to purchase the following designated interest in the said aircraft at the conclusion and fulfillment of this agreement for the sum of ONE DOLLAR ($1.00), each:  FSNB—33.33% and UTG—16.67%

SECTION II:  LESSSEES INTERRELATION AGREEMENTS

As an inducement for each of the above named Lessees to execute this agreement, thereby becoming jointly and severally liable for the performance of the terms and provisions hereof, the Lessees further agree as follows:

RECITALS OF UNDERSTANDINGS AND EXPECTATIONS:

1.
It is the expressed understanding of the respective Lessees that each party shall and does have different intentions pertaining to the uses of the said aircraft for the benefit of each particular Lessee, and that the parties desire by this agreement to allocate the respective responsibilities, duties and obligations each Lessee shall have in performance of the terms hereof and the terms and provisions of the underlying lease.

2.
It is the expressed intent of the Lessees to reduce to this writing the respective rights, duties, responsibilities, obligations and expectations each Lessee shall have concerning this agreement, the underlying lease and the use of the said aircraft.

3.
Is further the intent of the parties that the Lessee’s portion of the operational costs of using the aircraft shall be based on the amount of usage by Lessee of the said aircraft assessed at the rate of $1200.00 per hour, or as may be reestablished from time to time by Bandyco, LLC, and the Lessee’s portion of the non-operational costs shall be based on the percentage of ownership to be acquired by the Lessee as stated above.

PRORATION OF RENTAL PAYMENTS AND “BUY-OUT”COSTS:

1.
The parties mutually agree that at the conclusion of this lease, provided that the Lessees have fully performed in the manner as set forth herein, FSNB is hereby granted the right and option to purchase 33.33% interest in said aircraft for the sum of ONE DOLLAR ($1.00); and UTG is hereby granted the right and option to purchase 16.67% interest in said aircraft for the sum of ONE DOLLAR ($1.00).

The parties further mutually agree that the hourly rate may change based on the adjustment changes.

Each Lessee shall notify the others of its desire to exercise the “Option to Purchase”, within 60 days of June 17, 2008, and thereafter each Lessee shall have 60 days in which to exercise said option.

Upon the payment of the said purchase price, the Bill of sale or Certificate of Title for the said aircraft shall reflect the interest of each Lessee, or its assignee(s), as set forth above.

PRIORITY OF USE:

1.	It is mutually agreed that use of the aircraft shall be on a “first-come-first-serve” basis.

2.
It is the duty of the Lessee who wishes to employ or use the aircraft to schedule its use as soon as practicable with Bandyco’s, LLC., agent who agrees to maintain a calendar for such purpose as to coordinate the aircraft’s use.

MISCELLANEOUS:

1.
It is understood and agreed by the parties hereto that financial record keeper as from time to time may be designated by Bandyco shall be responsible for overseeing the payment of all accounts payable and expenses incurred by the lessees as a result of the operation, fuelling, storage and piloting of said aircraft.

2.	It is further understood by the parties hereto that the aircraft shall maintain a “home base” which shall be the airport located in Junction City, Boyle County, Kentucky.

3.
The parties also stipulate that Don Bandy is the pilot in command, and he will designate the co-pilots of the aircraft and that no other pilot shall operate same with out approval of Bandyco, LLC.  And that Don Bandy, or the approved pilot in command shall be responsible for maintaining a “flight log” which reports when the aircraft is in use, the Lessees using same and the duration of usage by the Lessees.

4.	This agreement may not be assigned without approval of all the members of Bandyco, LLC.

5.
Each Lessee agrees to save and hold Bandyco, LLC, the general members of Bandyco, LLC, and the other Lessee harmless from any and all claims, demands, damages, actions, and causes of action which may arise from the operation and employment of the aircraft due to loss from property damage or personal injury while that particular Lessee has the aircraft in its employment or use in the event that said loss in not a loss which is covered by the insurance policy herein below referenced.

6.
The Lessor agrees to and shall procure a general liability insurance policy with standard loss coverage terms with such limits, as the Lessor may deem appropriate.  The costs of any coverage above, approved by the Lessor, shall be borne by the party requesting additional coverage.

7.
The parties agree that the agreement shall be binding as to those parties to whom their authorized signatures are affixed hereto, and that each Lessee may affix their signature to separate originals hereof.

IN WITNESS WHEREOF, the parties have set their hands hereto the day and date corresponding to the respective authorized signatures.

BANDYCO, LLC
DATE:	3/15/04	BY:	/s/ Stephen Acton
AUTHORIZED MEMBER

DATE:	2/10/04	BY:	/s/ Jesse T. Correll
AUTHORIZED OFFICER

DATE	March 2, 2004	BY:	/s/ Theodore C. Miller
AUTHORIZED OFFICER